Product supplement NN To prospectus dated October 10, 2006 and prospectus supplement dated November 13, 2006	Registration Statement No. 333-137902 dated October 10, 2006 Securities Act of 1933, Rule 424(b)(2)

Deutsche Bank AG

Bearish Autocallable Optimization Securities Linked to an Index or Exchange

Traded Fund, or a Basket of Indices or Indices and Exchange Traded Funds

General

•    Deutsche Bank AG may offer and sell securities linked to an index or exchange traded fund, or a basket of indices or indices and exchange traded funds from time to time. This product supplement describes terms that will apply generally to the securities and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate underlying supplement, term sheet or pricing supplement, as the case may be, will describe the index or exchange traded fund, or basket of indices or indices and exchange traded funds to which the securities are linked and a separate term sheet or pricing supplement, as the case may be, will describe terms that apply specifically to the securities, including any changes to the terms specified below. We refer to such term sheets and pricing supplements generally as pricing supplements. If the terms described in the relevant pricing supplement are inconsistent with those described herein or in the accompanying underlying supplement, prospectus supplement or prospectus, the terms described in the relevant pricing supplement shall control.

•    The securities are senior unsecured obligations of Deutsche Bank AG.

•    Payment on the securities is linked to an underlying index or exchange traded fund, or a basket of indices or indices and exchange traded funds, as described below.

•    For important information about tax consequences, see “Certain U.S. Federal Income Tax Consequences” in this product supplement.

•    The securities will be issued in denominations that will be specified in the relevant pricing supplement. Minimum investment amounts will be specified in the relevant pricing supplement.

•    Investing in the securities is not equivalent to investing in any underlying index or its components or investing in any underlying exchange traded fund or its components.

•    The securities will not be listed on any securities exchange unless otherwise specified in the relevant pricing supplement.

Investing in the securities involves a number of risks. See “ Risk Factors” beginning on page 5 of this product supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this product supplement, the accompanying prospectus supplement and prospectus, or any related underlying supplement or pricing supplement. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Deutsche Bank AG

May 1, 2008

This Product Supplement NN amends and restates Product Supplement NN dated September 27, 2007

In making your investment decision, you should rely only on the information contained or incorporated by reference in the underlying supplement and pricing supplement relevant to your investment, this product supplement and the accompanying prospectus supplement and prospectus with respect to the securities offered by the relevant pricing supplement and this product supplement and with respect to Deutsche Bank AG. We have not authorized anyone to give you any additional or different information. The information in the relevant underlying supplement and pricing supplement, this product supplement and the accompanying prospectus supplement and prospectus may only be accurate as of the dates of each of these documents, respectively.

The securities described in the relevant pricing supplement and this product supplement are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which you should discuss with your professional advisers. You should be aware that the regulations of the Financial Industry Regulatory Authority (“FINRA”), and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the securities. The relevant underlying supplement and pricing supplement, this product supplement and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the securities under any circumstances in which such offer or solicitation is unlawful.

In this product supplement and the accompanying prospectus supplement and prospectus, “we,” “us” and “our” refer to Deutsche Bank AG, including, as the context may require, acting through one of its branches.

We are offering to sell, and are seeking offers to buy, the securities only in jurisdictions where such offers and sales are permitted. Neither this product supplement nor the accompanying underlying supplement, prospectus supplement, prospectus or pricing supplement constitutes an offer to sell, or a solicitation of an offer to buy, any securities by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this product supplement nor the accompanying underlying supplement, prospectus supplement, prospectus or pricing supplement nor any sale made hereunder implies that there has been no change in our affairs or that the information in this product supplement and accompanying underlying supplement, prospectus supplement, prospectus and pricing supplement is correct as of any date after the date hereof.

You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of this product supplement and the accompanying underlying supplement, prospectus supplement, prospectus and pricing supplement and the purchase, offer or sale of the securities and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the securities under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales; neither we nor the agents shall have any responsibility therefor.

SUMMARY TERMS

Underlying

In the case of securities linked to one underlying index (an “Index”) or exchange traded fund (a “Fund”), the underlying Index or Fund designated in the relevant pricing supplement (the “Underlying”) accompanying this product supplement.

Basket

In the case of securities linked to a basket of Indices or Indices and Funds, the underlying basket designated in the relevant pricing supplement (the “Basket”) accompanying this product supplement. The individual Indices or Indices and Funds included in the Basket (each, a “Basket Component”) and the relevant weighting of each Basket Component will be set forth in the relevant pricing supplement.

Face Amount	The denomination of the security, which may be $10, $100, $1,000 or another amount per security, as specified in the relevant pricing supplement.

Call Feature

The securities will be called if the Closing Level on any observation date set forth in the relevant pricing supplement (an “Observation Date”) is equal to or less than or, if so specified in the relevant pricing supplement, solely less than, the Starting Level (as defined below).

Return on Call Date

If we call the securities, you will receive on the applicable call settlement date set forth in the relevant pricing supplement (the “Call Settlement Date”), a cash payment per security as set forth in the relevant pricing supplement (the “Call Price”). The Return on Call Date, which may be a fixed sum or based upon an annualized return or the inverse performance to date of the Underlying or Basket, will be set forth in the relevant pricing supplement.

Payment at Maturity

If your securities have not been called, the payment at maturity will be based on a formula set out in the relevant pricing supplement and may depend on the Closing Level during the term of the securities and on the Ending Level.

Starting Level

In the case of securities linked to one or more individual Underlyings, the “Underlying Starting Level” will equal the Closing Level of the Underlying on the trade date, or on such other date or dates as specified in the relevant pricing supplement

In the case of securities linked to a Basket, the “Basket Starting Level” will be specified in the relevant pricing supplement.

Ending Level

In the case of securities linked to one or more individual Underlyings, the “Underlying Ending Level” will equal the Closing Level of the Underlying on the Final Valuation Date, or the arithmetic average of the Closing Levels of the Underlying on each of the Averaging Dates, or on such other date or dates as specified in the relevant pricing supplement.

In the case of securities linked to a Basket, the “Basket Ending Level” will equal the Closing Level of the Basket on the Final Valuation Date, or the arithmetic average of the Basket Closing Levels on each of the Averaging Dates, or on such other date or dates as specified in the relevant pricing supplement.

Closing Level	In the case of an Index, the “Closing Level” will equal the Closing Level of such Index on the relevant date of calculation.

In the case of a Fund, the “Closing Level” will equal the closing price of one share of such Fund on the relevant date of calculation, multiplied by the relevant Share Adjustment Factor.

In the case of a Basket, the “Closing Level” will equal the Closing Level of such Basket, calculated in accordance with the formula set forth in the relevant pricing supplement.

Share Adjustment Factor

Unless otherwise specified in the relevant pricing supplement, the Share Adjustment Factor, for any Underlying or Basket Component that is a Fund, will be 1.0, subject to adjustments as described under “Description of Securities—Anti-Dilution Adjustments” below.

Strike Level

The relevant pricing supplement may specify a Closing Level other than the Starting Level to be used for calculating the payment at maturity, if any. For example, the relevant pricing supplement may specify that a Strike Level equal to 105% of the Starting Level shall be used to calculate the payment at maturity.

Valuation Date(s)

The Ending Level will be calculated on a single date, which we refer to as the “Final Valuation Date,” or on several dates, each of which we refer to as an “Averaging Date,” as specified in the relevant pricing supplement. We refer to such dates generally as Valuation Dates in this product supplement. Any Valuation Date is subject to postponement in the event of certain market disruption events and as described under “Description of Securities—Adjustments to Valuation Dates and Payment Dates.”

Maturity Date

As specified in the relevant pricing supplement. The Maturity Date of the securities is subject to postponement in the event of certain market disruption events and as described under “Description of Securities—Payment at Maturity.”

RISK FACTORS

Your investment in the securities will involve certain risks. The securities do not pay any coupons or guarantee any return of your initial investment at, or prior to, maturity. Investing in the securities is not equivalent to investing in any Underlying or Basket Component or any of the components underlying any Underlying or Basket Component. In particular, you may lose some or all of your initial investment at maturity if the Underlying or Basket appreciates over the term of the securities, as specified in the relevant pricing supplement. In addition, your investment in the securities entails other risks not associated with an investment in conventional debt securities. You should consider carefully the following discussion of risks, together with the risk information contained in the prospectus supplement, prospectus and the relevant pricing supplement before you decide that an investment in the securities is suitable for you.

You could lose some or all of your initial investment if the Underlying or Basket appreciates in value.

The securities differ from ordinary debt securities in that we will not pay you coupons on the securities or a fixed amount at maturity. If the securities are not called, your cash payment at maturity will be based on the performance of the Underlying or Basket and you may receive a negative return on your investment. If the Underlying or Basket appreciates (including relative to its level at the start of the term of the security or relative to another specified level), depending on the payment formula set out in the relevant pricing supplement, you may lose some or all of your initial investment.

Your appreciation potential is limited to the Return on Call Date.

The appreciation potential of the securities is limited to the pre-specified Return on Call Date, which may be calculated without regard to the performance of the Underlying or Basket. In addition, since the securities could be called as early as the first Observation Date (which could be the first day after the trade date), the term of your investment could be short and your total return on the securities would be less than if the securities were called at a later date. If the securities are not called, you could lose up to 100% of your initial investment.

Secondary trading may be limited.

Unless otherwise specified in the relevant pricing supplement, the securities will not be listed on a securities exchange. There may be little or no secondary market for the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily or at a price advantageous to you, and you may suffer substantial loss.

Deutsche Bank AG and its affiliates may act as market makers for the securities but are not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Deutsche Bank AG or its affiliates is willing to buy the securities. If at any time Deutsche Bank AG or its affiliates or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the securities.

The Ending Level may be greater than the Closing Level on the Maturity Date or at other times during the term of the securities.

Because the Ending Level may be calculated based on the Closing Level on one or more Valuation Dates near the end of the term of the securities, the Closing Level on the Maturity Date or at other times during the term of the securities, including dates near the Valuation Date(s), could be lower than the Ending Level. This difference could be particularly large if there is a significant decrease in the level of the Underlying or Basket after the Final Valuation Date (or final Averaging Date), if there is a significant increase in the level of the Underlying or Basket around the time of the Valuation Date(s) or if there is significant volatility in the Closing Level during the term of the securities (especially on dates near the Valuation Date(s)). For example, if the Closing Levels remain relatively constant during the initial term of the securities and then increase above the Starting Level (or the Strike Level, if applicable) around the time of the Final Valuation Date, then the Ending Level may be significantly greater than if it were calculated on an earlier date. Under these circumstances, you may receive a lower payment at maturity than you would have received if you had taken a short position in the Underlying or Basket or the components underlying the Underlying or Basket Components, or contracts relating to the Underlying or Basket or the components underlying the Underlying or Basket Components for which there is an active secondary market. Even if the level of the Underlying or Basket decreases during the term of the securities, the market value of the securities may not increase by a proportional amount. It is also possible for the level of the Underlying or Basket to decrease while the market value of the securities declines, because the market value of the securities will not be influenced solely by the changes in the level of the Underlying or Basket.

The securities are not designed to be short-term trading instruments.

The price at which you will be able to sell your securities to us or our affiliates prior to maturity, if at all, may be at a substantial discount from the face amount of the securities, even in cases where the level of the Underlying or Basket has declined since the trade date. The potential returns described in the relevant pricing supplement assume that you hold your securities to maturity or until they are called by us.

The value of the securities will be influenced by many unpredictable factors.

Many economic and market factors will influence the value of the securities. We expect that, generally, the level of the Underlying or Basket on any day will affect the value of the securities more than any other single factor. However, you should not expect the value of the securities in the secondary market to vary in proportion to changes in the level of the Underlying or Basket. The value of the securities will be affected by a number of other factors that may either offset or magnify each other, including:

•	the market price of the components underlying the Underlying or Basket Component;

•

the dividend rate paid on each of the component stocks underlying any equity Underlying or Basket Components (to the extent any dividends paid on the component stocks underlying such Underlying or Basket Component affect the value of the Underlying or Basket Component);

•	supply and demand for the securities;

•	the expected frequency and magnitude of changes in the Closing Level (volatility);

•

economic, financial, political and regulatory or judicial events that affect each of the components underlying the Underlying or Basket Components or markets generally and that may affect the Closing Level on any Valuation Date;

•	the exchange rate and the volatility of the exchange rate of the U.S. dollar and any other currencies relevant to the Underlying or Basket Component;

•	interest and yield rates in the market generally;

•	the time remaining to the maturity of the securities; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

The inclusion in the original issue price of each agent’s commission and the cost of hedging our obligations under the securities directly or through one or more of our affiliates is likely to adversely affect the value of the securities prior to maturity.

The original issue price of the securities includes each agent’s commission and the cost of hedging our obligations under the securities directly or through one or more of our affiliates. Such cost includes our or our affiliates’ expected cost of providing such hedge, as well as the profit we or our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which Deutsche Bank AG or its affiliates will be willing to purchase securities from you in secondary market transactions, if at all, will likely be lower than the original issue price. In addition, any such price may differ from values determined by pricing models used by Deutsche Bank AG or its affiliates, as a result of such compensation or other transaction costs.

You will not have voting rights or rights to receive dividends.

As a holder of the securities, you will not have voting rights or rights to receive dividends or other distributions or other rights that holders of the components underlying the Underlying or Basket Components would have.

Market disruption events may lead to the postponement of an Observation Date or the Maturity Date, which may adversely affect the amount and timing of payments you receive under the securities.

The calculation agent may postpone the determination of the Closing Level on an Observation Date if the calculation agent determines that a market disruption event has occurred or is continuing on such Observation Date. The calculation agent may also postpone the determination of the Ending Level if the calculation agent determines that a market disruption event has occurred or is continuing on the Final Valuation Date or the last Averaging Date, as applicable. The postponement of an Observation Date or a Valuation Date may adversely affect the amount and timing of payments you receive under the securities.

No Observation Date or Valuation Date will be postponed by more than ten trading days. If the determination of the Closing Level on an Observation Date or the determination of the Ending Level on the Final Valuation Date or last Averaging Date, as applicable, is postponed by ten trading days, but a market disruption event has occurred or is continuing on that tenth day, that day will nevertheless be the date on which the Closing Level or the Ending Level will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Closing Level or the Ending Level that would have prevailed in the absence of the market disruption event.

In the case of securities linked to a Basket, the Basket Components may not be equally weighted.

The securities may be linked to a Basket composed of more than one Index or Fund, or some combination thereof. Each such Basket Component may have a different weight in determining the value of the Basket, depending on the component weightings specified in the relevant pricing supplement. For example, for a Basket composed of four components, the relevant pricing supplement may specify that the weighting of the four components will be as follows: 18%, 20%, 33%, and 29%. One consequence of such an unequal weighting of the Basket Components is that if a higher-weighted Basket Component performs poorly and a lower-weighted Basket Component performs well, the Basket closing level will reflect the adverse performance of the higher-weighted component more than it reflects the beneficial performance of the lower-weighted component, which may have an adverse effect on the value of the securities.

In the case of securities linked to a Basket, changes in the values of Basket Components may offset each other.

Price movements in the Basket Components may not correlate with each other. At a time when the values of some of the Basket Components decrease, the values of other Basket Components may increase, cancelling any potential beneficial movement of the Basket. Therefore, in calculating the Basket Closing Levels and the Basket Ending Level, movements in the value of one or more of the Basket Components may be moderated, or more than offset, by contrary movements in the value of the other Basket Components, particularly if some Basket Components have a relatively low weight in the Basket. For example, for an equally weighted Basket composed of two components, a 10% depreciation in one component on any Valuation Date would be completely offset by a 10% appreciation in the other component on such Valuation Date.

The return for the securities will not be adjusted for changes in exchange rates related to the U.S. dollar that might affect an Underlying or Basket Component whose underlying components are traded in currencies other than the U.S. dollar.

Although the components underlying an Underlying or Basket Component may be traded in, or their closing prices may be converted into, currencies other than U.S. dollars, the securities, which are linked to the Underlying or Basket, are denominated in U.S. dollars, and the amount payable on the securities at maturity will not be adjusted for changes in the exchange rates between the U.S. dollar and any of the currencies in which the components underlying the Underlying or Basket Component are denominated. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the return for the securities. The amount we pay in respect of the securities on the maturity date will be determined solely in accordance with the procedures set forth under “Description of Securities—Payment at Maturity.”

The securities may be subject to currency exchange risk.

Because the prices of the components underlying an Underlying or Basket Component may be converted by the sponsor of the Underlying or Basket Component (the “Sponsor”) into U.S. dollars or a currency other than U.S. dollars for the purposes of calculating the value of the Underlying or Basket Component, holders of the securities will be exposed to currency exchange rate risk with respect to each of the countries represented in any such Underlying or Basket Component. An investor’s net exposure will depend on the extent to which the currencies of the components underlying any such Underlying or Basket Component strengthen or weaken against the U.S. dollar or such other currency. If, taking into account such weighting, the U.S. dollar or such other currency weakens against the respective component currencies, the value of any such Underlying or Basket Component may be positively affected, and the payment at maturity of the securities may be reduced.

Of particular importance to potential currency exchange risk are:

•	existing and expected rates of inflation;

•	existing and expected interest rate levels;

•	the balance of payments; and

•	the extent of governmental surpluses or deficits in the countries represented in the Underlying or Basket Components and the United States of America.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the countries represented in the Underlying or Basket Component, the United States and other countries important to international trade and finance.

The Sponsor may adjust the Underlying or Basket Component in ways that affect the level of the Underlying or Basket Component, and the Sponsor has no obligation to consider your interests.

The Sponsor is responsible for calculating and maintaining the Underlying or Basket Component. The Sponsor can add, delete or substitute the components underlying the Underlying or Basket Component or make other methodological changes that could change the level of the Underlying or Basket Component. You should realize that the changing of companies included in the Underlying or Basket Component may affect the Underlying or Basket Component, as a newly added company may perform significantly better or worse than the company it replaces. Additionally, the Sponsor may alter, discontinue or suspend calculation or dissemination of the Underlying or Basket Component. Any of these actions could adversely affect the value of the securities. The Sponsor has no obligation to consider your interests in calculating or revising the Underlying or Basket Component.

We do not control the Underlying or Basket Component or the component stocks underlying any equity Underlying or Basket Component.

Except as we may otherwise describe in the relevant pricing supplement, we will not be affiliated with any of the companies whose stocks are included in any equity Underlying or Basket Component. As a result, we will have no ability to control the actions of such companies, including actions that could affect the value of the component stocks underlying the Underlying or Basket Component or your securities. None of the money you pay us will go to the Sponsor or any of the companies included in the Underlying or Basket Component, and none of those companies will be involved in the offering of the securities in any way. Neither those companies nor we will have any obligation to consider your interests as a holder of the securities in taking any corporate actions that might affect the value of your securities.

We or our affiliates may have economic interests adverse to those of the holders of the securities.

Deutsche Bank AG and other affiliates of ours trade the component stocks underlying any equity Underlying or Basket Components and other financial instruments related to the

Underlying or Basket Component and its component stocks on a regular basis, for their accounts and for other accounts under their management. Deutsche Bank AG and these affiliates may also issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments linked to the Underlying or Basket Components. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the securities. Any of these trading activities could potentially affect the level of the Underlying or Basket Components and, accordingly, could affect the value of the securities and the amount payable to you at maturity.

We or our affiliates may currently or from time to time engage in business with companies whose stocks are included in an equity Underlying or Basket Component, including extending loans to, making equity investments in, or providing advisory services to, them, including merger and acquisition advisory services. In the course of this business, we or our affiliates may acquire non-public information about the companies, and we will not disclose any such information to you. In addition, one or more of our affiliates may publish research reports or otherwise express views about the companies whose stocks are included in the Underlying or Basket Component. Any prospective purchaser of securities should undertake such independent investigation of each company whose stock is included in the Underlying or Basket Component as in its judgment is appropriate to make an informed decision with respect to an investment in the securities.

Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of securities with returns linked or related to changes in the level of the Underlying or Basket Component or the components underlying any Underlying or Basket Components. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the securities. We or our affiliates, are active participants in the commodities and currency markets as dealers, proprietary traders and agents for our customers, and therefore at any given time we may be a party to one or more commodity or currency transactions and such transactions may have a negative impact on any Underlying or Basket Component with commodity or currency components.

We may have hedged our obligations under the securities directly or through certain affiliates, and we or they would expect to make a profit on any such hedge. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, such hedging may result in a profit that is more or less than expected, or it may result in a loss. Although they are not expected to, these hedging activities may positively affect the market price of the components underlying the Underlying or Basket Components and the level of the Underlying or Basket Components and, therefore, adversely affect the market value of the securities. It is possible that Deutsche Bank AG or its affiliates could receive substantial returns from these hedging activities while the market value of the securities declines.

Deutsche Bank AG, London Branch will act as the calculation agent. The calculation agent will determine, among other things, the Starting Level, the Ending Level, the Closing Levels and the amount that we will pay you at maturity. The calculation agent will also be responsible for determining whether a market disruption event has occurred, whether an Underlying or Basket Component has been discontinued and whether there has been a material change in the method of calculation of the Underlying or Basket Components. In performing these duties, Deutsche Bank AG, London Branch may have interests adverse to the interests of the holders of the securities, which may affect your return on the securities, particularly where Deutsche Bank AG, London Branch, as the calculation agent, is entitled to exercise discretion.

Holdings of the securities by our affiliates and future sales may affect the price of the securities.

Certain of our affiliates may purchase some of the securities for investment. As a result, upon completion of an offering, our affiliates may own up to approximately 10% of the securities offered in that offering. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests. In addition, if a substantial portion of the securities held by our affiliates were to be offered for sale in the secondary market, if any, following such an offering, the market price of the securities may fall. The negative effect of such sales on the prices of the securities could be more pronounced if secondary trading in the securities is limited or illiquid.

The U.S. federal income tax consequences of an investment in the securities are unclear.

There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and no assurance can be given that the IRS or a court will agree with the treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the timing and/or character of income thereon might differ materially and adversely from the description herein. As described below under “Certain U.S. Federal Income Tax Consequences,” on December 7, 2007, the Department of the Treasury (“Treasury”) and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the securities. Any Treasury regulations or other guidance promulgated after consideration of these comments could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. Both U.S. and non-U.S. holders should review carefully the section of this product supplement entitled “Certain U.S. Federal Income Tax Consequences,” and consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities (including alternative treatments and the issues presented by the December 7, 2007 notice), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

DESCRIPTION OF SECURITIES

The following description of the terms of the securities supplements the description of the general terms of the debt securities set forth under the headings “Description of Notes” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. A separate underlying supplement, term sheet or pricing supplement, as the case may be, will describe the index or exchange traded fund, or a basket of indices or indices and exchange traded funds to which the securities will be linked and a separate pricing supplement will describe the terms that apply specifically to the securities, including any changes to the terms specified below. Capitalized terms used but not defined in this product supplement have the meanings assigned to them in the accompanying prospectus supplement, prospectus and the relevant underlying supplement and pricing supplement. Unless otherwise specified in the relevant pricing supplement, the term “security” refers to one of our Bearish Autocallable Optimization Securities Linked to an Index or Exchange Traded Fund, or a Basket of Indices or Indices and Exchange Traded Funds.

General

The securities are senior unsecured obligations of Deutsche Bank AG that are linked to one or more underlying indices (an “Index”) or funds (a “Fund” and each Index or Fund, an “Underlying”) or basket of Indices or Indices and Funds (in such case, the “Basket”). The securities are a series of securities referred to in the accompanying prospectus supplement, prospectus and the relevant underlying supplement and pricing supplement. The securities will be issued by Deutsche Bank AG under an indenture among us, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as issuing agent, paying agent, and registrar.

We will not make coupon payments on the securities, and the securities do not guarantee the return of your initial investment at, or prior to, maturity. Instead, if the securities are not called prior to maturity, you will receive a payment in cash at maturity, the amount of which will vary depending on the performance of the Underlying or Basket, as set forth below and in the relevant pricing supplement. If the securities are called, you will receive on the applicable Call Settlement Date a payment in cash per security equal to the Call Price.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or by any other governmental agency.

The securities are our senior unsecured obligations and will rank pari passu with all of our other senior unsecured obligations.

The securities will be issued in denominations that will be specified in the relevant pricing supplement. The securities will be represented by one or more permanent global securities registered in the name of The Depository Trust Corporation or its nominee, as described under “Description of Notes—Form, Legal Ownership and Denomination of Notes” in the prospectus supplement and “Forms of Securities—Global Securities” in the prospectus.

The specific terms of the securities will be described in the relevant pricing supplement accompanying this product supplement. The terms described in that document should be read as supplementing those described herein, in the relevant underlying supplement and in the accompanying prospectus and prospectus supplement. If the terms described in the relevant pricing supplement are inconsistent with those described herein, in the relevant underlying supplement or in the accompanying prospectus or prospectus supplement, the terms described in the relevant pricing supplement shall control.

We will irrevocably deposit with The Depository Trust Company (“DTC”) no later than the opening of business on the applicable date or dates funds sufficient to make payments of the amount payable with respect to the securities on such date. We will give DTC irrevocable instructions and authority to pay such amount to the holders of the securities entitled thereto.

Subject to the foregoing and to applicable law (including, without limitation, United States federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding securities by tender, in open market transactions or by private agreement.

Certain Defined Terms

Averaging Dates means the dates specified in the relevant pricing supplement.

Business Day means, unless otherwise specified in the relevant pricing supplement, any day other than a day that (i) is a Saturday or Sunday, (ii) is a day on which banking institutions generally in the City of New York or London, England are authorized or obligated by law, regulation or executive order to close or (iii) is a day on which transactions in dollars are not conducted in the City of New York or London, England.

Call Price means a cash payment per security that is called as set forth in the relevant pricing supplement.

Closing Level means:

(a)	in the case of an Index, the closing level of such Index on the relevant date of calculation;

(b)	in the case of a Fund, the closing price of one share of such Fund on the relevant date of calculation, multiplied by the relevant Share Adjustment Factor; and

(c)	in the case of a Basket, the closing level of such Basket, calculated in accordance with the formula set forth in the relevant pricing supplement.

Commodity Underlying or Basket Component means an Underlying or Basket Component which is an Index that tracks or is composed of commodity-linked instruments, as determined by the Calculation Agent.

Common Trading Day means a day that is a Trading Day for all Basket Components.

Ending Level means:

(a)	In the case of securities linked to one or more individual Underlyings, the “Underlying Ending Level” will equal the Closing Level of the Underlying on the Final Valuation Date, or the arithmetic average of the Closing Levels of the Underlying on each of the Averaging Dates, or on such other date or dates as specified in the relevant pricing supplement.

(b)	In the case of securities linked to a Basket, the “Basket Ending Level” will equal the Closing Level of the Basket on the Final Valuation Date, or the arithmetic average of the

Basket Closing Levels on each of the Averaging Dates, or on such other date or dates as specified in the relevant pricing supplement.

Equity Underlying or Basket Component means an Underlying or Basket Component that tracks or is composed of equity securities, as determined by the Calculation Agent.

Exchange Traded Instrument means a futures contract relating to a commodity which is tracked in a Commodity Underlying or Basket Component.

Final Valuation Date means the date specified in the relevant pricing supplement.

Index Business Day means a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York City and London, United Kingdom.

Observation Date means the dates specified in the relevant pricing supplement.

Trading Day means:

(a)

for each Equity Underlying or Basket Component separately, a day, as determined by the Calculation Agent, on which trading is generally conducted on the Relevant Exchange for the Underlying or Basket Component; and

b)

for each Exchange Traded Instrument underlying a Commodity Underlying or Basket Component separately, a day, as determined by the Calculation Agent, on which the Relevant Exchange for such Exchange Traded Instrument is open for trading during its regular trading session, notwithstanding any such Relevant Exchange closing prior to its scheduled closing time.

Relevant Exchange means:

(a)

for each Equity Underlying or Basket Component separately, the primary organized exchanges or markets of trading for (i) any security then included in, or, in the case of a Fund, any security issued by, such Underlying or Basket Component, or (ii) any futures or options contract or fund related to such Underlying or Basket Component or to any security then included in, or, in the case of a Fund, any security of, such Underlying or Basket Component; and

(b)	for each Exchange Traded Instrument included in a Commodity Underlying or Basket Component, the exchange specified for the Exchange Traded Instrument or its successor.

Call Feature

The securities will be called if the Closing Level on either any specified Observation Date or any Trading Day during a defined period during the term of the securities is equal to or less than or, if so specified in the relevant pricing supplement, solely less than, the Starting Level. If we call the securities, you will receive the Call Price set forth in the relevant pricing supplement. The Return on Call Date, which may be a fixed sum or based upon an annualized return or the inverse performance to date of the Underlying or Basket, will be set forth in the relevant pricing supplement. If the securities are called on an Observation Date or Trading Day during a defined period during the term of the securities (other than the final Observation Date set forth in the relevant pricing supplement), unless otherwise specified in the relevant pricing supplement, the Call Settlement Date will be three business days following such Observation Date or Trading Day, as applicable (subject to adjustment as described below under “—Adjustments to Valuation Dates and Payment Dates”).

Payment at Maturity (if the securities have NOT been called)

If your securities have not been called, the payment at maturity will be based on a formula set out in the relevant pricing supplement and depend on the Closing Level during the term of the securities and the Ending Level.

Adjustments to Valuation Dates and Payment Dates

A Valuation Date is any Final Valuation Date, Averaging Date, Observation Date, trade date (as that term is defined in the relevant pricing supplement) or other date specified in the pricing supplement on which a value for an Underlying or Basket Component is required and is subject to adjustment as described below.

Upon an adjustment, the Maturity Date, Call Settlement Date or any other date (such as a redemption date) on which a payment is made to the holder of the securities based on the value of an Underlying or Basket Component on a Valuation Date (together with a Maturity Date and a Call Settlement Date, a “Payment Date”) will be adjusted as well. Payment Dates will also be adjusted if they are non-Business Days.

Equity Underlyings or Basket Components

Adjustments to Valuation Dates

In the case of Underlyings or Baskets composed of Basket Components which are Equity Underlyings or Basket Components, the following adjustments will be made for Market Disruption Events and non-Trading Days or non-Common Trading Days, as applicable.

If:

(a)	a Valuation Date is not a Trading Day or, for a Basket, a Common Trading Day; or

(b)	a Market Disruption Event for an Underlying or any Basket Component occurs or is continuing on a Valuation Date,

then the applicable Valuation Date for the Underlying or the Basket, as applicable, will be postponed to the immediately succeeding Trading Day, or, in the case of a Basket, Common Trading Day, on which no Market Disruption Event for an Underlying or any Basket Component occurs or is continuing. The Valuation Date will not be postponed later than the tenth scheduled Trading Day or, in the case of a Basket, scheduled Common Trading Day, after the Valuation Date (the “Tenth Day”).

If:

(a)	the Tenth Day is not a Trading Day, or, in the case of a Basket, a Common Trading Day; or

(b)	a Market Disruption Event for an Underlying or any Basket Component occurs or is continuing on the Tenth Day,

then, on the Tenth Day the Calculation Agent will determine the closing level of,

(x)	the Underlying; or

(y)	any Basket Component for which the Tenth Day is not a Trading Day or for which a Market Disruption Event occurs or is continuing on the Tenth Day (a “disrupted Basket Component”),

using the formula for, and method of calculating, the closing level last in effect prior to the commencement of the Market Disruption Event or initial non-Trading Day for the Underlying or each disrupted Basket Component, using the closing level of each constituent of the Underlying or Basket Component (or, if trading in the relevant constituents has been materially suspended or materially limited, the Calculation Agent’s good faith estimate of the closing level that would have prevailed but for such suspension or limitation or non-Trading Day) on the Tenth Day, and/or, in the case of a Fund, and at the Calculation Agent’s discretion, the mean, as determined by the Calculation Agent, of the bid prices for shares of the Fund on the Tenth Day obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent. (Bids of Deutsche Bank Securities Inc. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained.)

In the case of a Basket, the Calculation Agent will then calculate the closing level for the Basket using:

(a)	for non-disrupted Basket Components, the published closing levels of such Basket Components on the Tenth Day; and

(b)	for disrupted Basket Components, the Calculation Agent’s determination of the closing levels of such Basket Components.

Consequences for Adjustments to Valuation Dates

If the scheduled Payment Date is not a Business Day, then the Payment Date will be the next succeeding Business Day following such scheduled Payment Date. If, due to a Market Disruption Event or otherwise, the Final Valuation Date, Observation Date or final Averaging Date is postponed so that it falls on a day that is less than three business days prior to the scheduled Payment Date, the Payment Date will be the third business day following such Final Valuation Date, Observation Date or final Averaging Date, as postponed.

Market Disruption Events

With respect to an Equity Underlying or Basket Component, a “Market Disruption Event” means a determination by the Calculation Agent in its sole discretion that the occurrence of continuance of one or more of the following events materially interfered or interferes with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the securities:

•

for an Underlying or Basket Component which is a Fund only, the occurrence or existence of a suspension, absence or material limitation of trading in shares of the Fund on the Relevant Exchange for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the Relevant Exchange as a result of which the reported trading prices for the Fund shares during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate;

•

a suspension, absence or material limitation of trading of stocks then constituting 20% or more of the level of the Underlying or Basket Component (or the relevant successor Underlying or Basket Component) or an index which underlies a Fund (or its relevant successor) on the Relevant Exchanges for such securities for more than two hours of trading during, or during the one hour period preceding the close of, the principal trading session on such relevant exchanges; or

•

a breakdown or failure in the price and trade reporting systems of any relevant exchange as a result of which the reported trading prices for stocks then constituting 20% or more of the level of the Underlying or Basket Component (or the relevant successor Underlying or Basket Component) or an index which underlies a Fund (or its relevant successor) during the one hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate; or

•

a suspension, absence or material limitation of trading on any major securities market for trading in futures or options contracts or exchange traded funds related to the Underlying or Basket Component (or the relevant successor Underlying or Basket Component) or an index which underlies a Fund (or its relevant successor) for more than two hours of trading during, or during the one hour period preceding the close of, the principal trading session on such market; or

•	a decision to permanently discontinue trading in the relevant futures or options contracts or exchange traded funds.

For the purpose of determining whether a Market Disruption Event exists at any time, if trading in a security included in the Underlying or Basket Component (or the relevant successor Underlying or Basket Component) or an index which underlies a Fund (or its relevant successor) is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the disrupted Underlying or Basket Component (or the relevant successor Underlying or Basket Component) or an index which underlies a Fund (or its relevant successor) shall be based on a comparison of:

•

the portion of the level of the Underlying or Basket Component (or the relevant successor Underlying or Basket Component) or an index which underlies a Fund (or its relevant successor) attributable to that security, relative to

•	the overall level of the Underlying or Basket Component (or the relevant successor Underlying or Basket Component) or an index which underlies a Fund (or its relevant successor),

in each case, immediately before that suspension or limitation.

For purposes of determining whether a Market Disruption Event has occurred:

•

a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange or market;

•

limitations pursuant to the rules of any relevant exchange similar to rescinded NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to rescinded NYSE Rule 80A as determined by the Calculation Agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

•	a suspension of trading in futures or options contracts or exchange traded funds on the Index by the primary securities market trading in such contracts or funds by reason of;

•	a price change exceeding limits set by such exchange or market;

•	an imbalance of orders relating to such contracts or funds; or

•	a disparity in bid and ask quotes relating to such contracts or funds will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts or exchange traded funds related to the Index; and

•

a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts or exchange traded funds related to the Underlying or Basket Component are traded will not include any time when such market is itself closed for trading under ordinary circumstances.

Commodity Underlyings and Basket Components

Adjustments to Valuation Dates for Commodity Underlyings or Basket Components

In the case of Underlyings or Baskets composed of Basket Components which are Commodity Underlyings or Basket Components, the following adjustments will be made for Market Disruption Events and non-Trading Days.

If a Market Disruption Event relating to one or more Exchange Traded Instruments included in an Underlying or Basket Component is in effect on a Valuation Date or if any Valuation Date is not a Trading Day with regard to any Exchange Traded Instrument, the Calculation Agent will calculate the closing level of the Underlying or Basket Component for the Valuation Date using:

(a)	for each Exchange Traded Instrument, the weight of the Exchange Traded Instrument within the Commodity Underlying or Basket Component on the Valuation Date;

(b)

for each Exchange Traded Instrument for which the Valuation Date was a Trading Day and which did not suffer a Market Disruption Event on such day, the closing price for such Exchange Traded Instrument on that day; and

(c)

subject to the following paragraph, for each Exchange Traded Instrument for which the Valuation Date was not an Trading Day or which suffered a Market Disruption Event on such Valuation Date, the closing price for the Exchange Traded Instrument on the immediately succeeding Trading Day for such Exchange Traded Instrument on which no Market Disruption Event occurs or is continuing with respect to such Exchange Traded Instrument (a “Good Day”).

If a Good Day does not occur by:

(x)	the scheduled Trading Day after a trade date (as that term is defined in the pricing supplement); or

(y)	the tenth scheduled Trading Day after the scheduled Valuation Date (other than a trade date),

then the Calculation Agent will determine and use the closing price for the affected Exchange Traded Instrument on the scheduled Trading Day after the Trade Date or the tenth scheduled Trading Day (as applicable) in good faith and in a commercially reasonable manner.

Consequences for Adjustments to Valuation Dates for Commodity Underlyings

If an adjustment is made for Market Disruption Events and non-Trading Days, and the date as of which the Calculation Agent determines the closing level of an Underlying or Basket Component falls less than three Business Days prior to the scheduled Payment Date, as applicable, corresponding to such Valuation Date, such Payment Date, as applicable, will be postponed to the third Index Business Day following the date as of which the Calculation Agent determines the closing level of the Underlying or Basket Component for such Valuation Date. If a scheduled Payment Date is not an Index Business Day, such Payment Date will be postponed to the next succeeding Index Business Day, subject to postponement in the event that a Market Disruption Event exists on the applicable Index Valuation Date as described above.

Market Disruption Events for Commodity Underlyings and Basket Components

If the sponsor of a commodity Underlying or Basket Component (“Sponsor”) is required on an Index Business Day to calculate the closing price for any Exchange Traded Instrument in a manner different than the typical practice due to the occurrence or continuance of an event, other than a Force Majeure Event (as defined below), then such event will be a “Market Disruption Event” with respect to such Exchange Traded Instrument.

The Sponsor will not calculate the Underlying Index closing level in the event of an event or circumstance (including, without limitation, a systems failure, natural or man-made disaster, Act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) that is beyond the reasonable control of the Sponsor and that the Sponsor determines, in its discretion, affects the Underlying Index or any Underlying Index Constituent (a “Force Majeure Event”). If a Force Majeure Event occurs on an Index Business Day, the Sponsor may, in its discretion, take one or more of the following actions: (i) make such determinations and/or adjustments as it considers appropriate to determine the Underlying Index closing level; or (ii) defer publication of information relating to the Underlying Index until the next Index Business Day on which it determines that no Force Majeure Event exists.

Changes to Underlyings and Basket Components

Change in the Methodology of the Underlying Index

The Sponsor may modify the methodology used to determine the Underlying Index as it deems appropriate if the Sponsor is of the view that such change is required in light of fiscal, market, regulatory, juridical or financial circumstances (including, but not limited to, any changes to or any suspension or termination of or any other events affecting any commodity to which an Exchange Traded Instrument is linked or an Exchange Traded Instrument). The Sponsor may also make modifications to the terms of the Underlying Index in any manner that it may deem necessary or desirable, including (without limitation) to correct any manifest or proven error or to cure, correct or supplement any defective provision used to determine the Underlying Index closing level. The Sponsor will publish notice of any such modification or change and the effective date thereof as described above.

Discontinuation of an Index; Alteration of Method of Calculation

If the sponsor of an Index (“Sponsor”) discontinues publication of the Index and the Sponsor or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the discontinued index (such index being referred to herein as an “Successor Index”), then any Index closing level will be determined by reference to the level of such Successor Index at the close of trading on the relevant exchange or market for the Successor Index on any date on which a value for the Index must be taken for the purposes of the security, including any Valuation Date (“Relevant Date”).

Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the securities or securities.

If the Sponsor discontinues publication of the Index prior to, and such discontinuance is continuing on, any Relevant Date, and the Calculation Agent determines, in its sole discretion, that no Successor Index is available at such time, or the Calculation Agent has previously selected a Successor Index and publication of such Successor Index is discontinued prior to and such discontinuation is continuing on such Relevant Date, then the Calculation Agent will determine the Index closing level for such date. The Index closing level will be computed by the Calculation Agent in accordance with the formula for and method of calculating the Index or Successor Index, as applicable, last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently comprising the Index or Successor Index, as applicable. Notwithstanding these alternative arrangements, discontinuance of the publication of the Index or Successor Index, as applicable, on the relevant exchange may adversely affect the value of the securities.

If at any time the method of calculating the Index or an Successor Index, or the level thereof, is changed in a material respect, or if the Index or an Successor Index is in any other way modified so that such Index does not, in the opinion of the Calculation Agent, fairly represent the level of the Index or such Successor Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent will, at the close of business in New York City on each date on which the Index closing level is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a level of a stock index comparable to the Index or such Successor Index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will calculate the closing level with reference to the Index or such Successor Index, as adjusted. Accordingly, if the method of calculating the Index or an Successor Index is modified so that the level of the Index or such Successor Index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the Index or such Successor Index), then the Calculation Agent will adjust the Index or such Successor Index in order to arrive at a level of the Index or such Successor Index as if there had been no such modification (e.g., as if such split had not occurred).

Discontinuance of an Index Fund and/or its Tracked Index; Alteration of Method of Calculation

If a Fund is liquidated or otherwise terminated (a “Liquidation Event”), the any level of the Fund required for the purposes of the securities will be determined by the Calculation Agent and will be deemed to equal the product of (i) the closing level of the index which the Fund seeks to track (the “Tracked Index”) (or any successor index to the Tracked Index, as described below) on any Relevant Date (taking into account any material changes in the method of calculating the Tracked Index following such Liquidation Event) times (ii) a fraction, the numerator of which is the closing price of the Fund and the denominator of which is the closing level of the Tracked Index (or any Successor Tracked Index, as described below), each determined as of the last day prior to the occurrence of the Liquidation Event on which a closing price of the Fund was available.

If the publisher of the Tracked Index (the “Sponsor”) discontinues publication of the Tracked Index and the Sponsor or another entity publishes a successor or substitute index that the Issuer, as the Calculation Agent, determines, in its sole discretion, to be comparable to the discontinued Tracked Index (such index being referred to herein as a “Successor Tracked Index”), then any subsequent closing level following a Liquidation Event will be determined by reference to the published value of such Successor Tracked Index at the regular weekday close of trading on any trading day on which the closing level is relevant to the payment at maturity.

Upon any selection by the Calculation Agent of a Successor Tracked Index, the Calculation Agent will cause written notice thereof to be furnished to the trustee, to us and to DTC, as holder of the security, within three Trading Days of such selection. We expect that such notice will be passed on to you, as a beneficial owner of the security, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

If the Sponsor discontinues publication of the Tracked Index prior to, and such discontinuance is continuing on, the Relevant Date following a Liquidation Event and the Issuer, as the Calculation Agent, determines, in its sole discretion, that no Successor Tracked Index is available at such time, then the Calculation Agent will determine the closing level of the Tracked Index for such date. Such closing level will be computed by the Calculation Agent in accordance with the formula for calculating the Tracked Index last in effect prior to such discontinuance, using the closing level (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing level that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on the Relevant Date of each security most recently composing the Tracked Index without any rebalancing or substitution of such securities following such discontinuance. Notwithstanding these alternative arrangements, discontinuance of the publication of the Tracked Index may adversely affect the value of the securities.

Anti-dilution Adjustments for Funds

Share Splits and Reverse Share Splits

If the shares of a Fund are subject to a share split or reverse share split, then once such split has become effective, the Share Adjustment Factor, which will initially be set at 1.0, will be adjusted so that the new Share Adjustment Factor shall equal the product of:

(a)	the prior Share Adjustment Factor, and

(b)

the number of shares which a holder of one share of a Fund before the effective date of the share split or reverse share split would have owned or been entitled to receive immediately following the applicable effective date.

Share Dividends or Distributions

If a Fund is subject to a share dividend, i.e., an issuance of additional shares of a Fund that is given ratably to all or substantially all holders of shares of a Fund, then, once the dividend or distribution has become effective and the shares of a Fund are trading ex-dividend, the Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor shall equal the prior Share Adjustment Factor plus the product of:

(a)	the prior Share Adjustment Factor, and

(b)	the number of additional shares issued in the share dividend or distribution with respect to one share of a Fund.

Non-cash Distributions

If a Fund distributes shares of capital stock, evidences of indebtedness or other assets or property of a Fund to all or substantially all holders of shares of a Fund (other than (i) share dividends or distributions referred to under “—Share Dividends or Distributions” above and (ii) cash dividends referred under “—Extraordinary Cash Dividends or Distributions” below), then, once the distribution has become effective and the shares of a Fund are trading ex-dividend, the Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor shall equal the product of:

(a)	the prior Share Adjustment Factor, and

(b)

a fraction, the numerator of which is the Current Market Price of one share of a Fund and the denominator of which is the amount by which such Current Market Price exceeds the Fair Market Value of such distribution.

The “Current Market Price” of a Fund means the arithmetic average of the closing prices of one share of a Fund for the ten Trading Days prior to the Trading Day immediately preceding the ex-dividend date of the distribution requiring an adjustment to the Share Adjustment Factor.

“Ex-dividend date” means the first Trading Day on which transactions in the shares of a Fund trade on the relevant exchange without the right to receive that cash dividend or other cash distribution.

The “Fair Market Value” of any such distribution means the value of such distribution on the ex-dividend date for such distribution, as determined by the Calculation Agent. If such distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange, the Fair Market Value will equal the closing price of such distributed property on such ex-dividend date.

Extraordinary Cash Dividends or Distributions

A dividend or other distribution consisting exclusively of cash to all or substantially all holders of shares of a Fund will be deemed to be an extraordinary cash dividend if its per share value exceeds that of the immediately preceding non-extraordinary cash dividend, if any, for a Fund by an amount equal to at least 10% of the closing price of a Fund on the first Trading Day immediately preceding the ex-dividend date.

If an extraordinary cash dividend occurs, the Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor shall equal the product of:

(a)	the prior Share Adjustment Factor, and

(b)

a fraction, the numerator of which is the closing price of a Fund on the Trading Day before the ex-dividend date and the denominator of which is the amount by which that closing price exceeds the extraordinary dividend amount.

Other Terms of the Securities

Calculation Agent

Deutsche Bank AG, London Branch will act as the Calculation Agent. The Calculation Agent will determine, among other things, the Starting Level, the Ending Level, the Closing Levels, the Return and the amount that we will pay you at maturity. The Calculation Agent will also be responsible for determining whether a Market Disruption Event has occurred, whether an Underlying or Basket Component (or index which a Fund tracks) has been discontinued and whether there has been a material change in the method of calculation of the Underlying or Basket Component (or index which a Fund tracks). In performing these duties, Deutsche Bank AG, London Branch may have interests adverse to the interests of the holders of the securities, which may affect your return on the securities, particularly where Deutsche Bank AG, London Branch, as the Calculation Agent, is entitled to exercise discretion. All determinations made by the Calculation Agent will be at its sole discretion and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different calculation agent from time to time after the date of the relevant pricing supplement without your consent and without notifying you.

The Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity on or prior to 11:00 a.m. on the business day preceding the Maturity Date.

All calculations with respect to the Starting Level, the Ending Level or the Return will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.876545 would be rounded to 0.87655); all dollar amounts related to determination of the payment per $10.00 security at maturity, if any, will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., 0.76545 would be rounded up to 0.7655); and all dollar amounts paid on the aggregate initial investment amount of securities per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Events of Default

Under the heading “Description of Debt Securities—Events of Default” in the accompanying prospectus is a description of events of default relating to debt securities including the securities.

Payment Upon an Event of Default

Unless otherwise specified in the relevant pricing supplement, in case an event of default with respect to the securities shall have occurred and be continuing, the amount declared due and payable per security upon any acceleration of the securities shall be determined by the calculation agent and shall be an amount in cash equal to the amount payable at maturity per security as described under the caption “Description of Securities—Payment at Maturity (if the securities have NOT been called),” calculated as if the date of acceleration were the Final Valuation Date. If the securities have more than one Valuation Date, then the business days immediately preceding the date of acceleration (in such number equal to the number of Valuation Dates in excess of one) shall be the corresponding Valuation Dates.

If the maturity of the securities is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the securities as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

Under the heading “Description of Debt Securities—Modification of the Indenture” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

The provisions described in the accompanying prospectus under the heading “Description of Debt Securities—Discharge and Defeasance” are not applicable to the securities, unless otherwise specified in the relevant pricing supplement.

Listing

The securities will not be listed on any securities exchange, unless otherwise specified in the relevant pricing supplement.

Book-Entry Only Issuance—The Depository Trust Company

The Depository Trust Company, or DTC, will act as securities depositary for the securities. The securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global securities certificates, representing the total aggregate face amount of the securities, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the headings “Description of Notes—Form, Legal Ownership and Denomination of Notes.”

Registrar, Transfer Agent and Paying Agent

Payment of amounts due at maturity on the securities will be payable and the transfer of the securities will be registrable at the office of Deutsche Bank Trust Company Americas (“DBTCA”) in the City of New York.

DBTCA or one of its affiliates will act as registrar and transfer agent for the securities. DBTCA will also act as paying agent and may designate additional paying agents.

Registration of transfers of the securities will be effected without charge by or on behalf of DBTCA, but upon payment (with the giving of such indemnity as DBTCA may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

The securities will be governed by and interpreted in accordance with the laws of the State of New York.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of certain U.S. federal income tax consequences of the ownership and disposition of the securities to an investor who holds the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended to the date hereof (the “Code”). This discussion is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, changes to any of which subsequent to the date of this product supplement may affect the tax consequences described below, possibly retroactively. This summary does not address all aspects of U.S. federal income taxation that may be relevant to an investor in light of the investor’s particular circumstances or to certain types of investors subject to special treatment under the U.S. federal income tax laws, such as certain former citizens or residents of the United States, certain financial institutions, real estate investment trusts, regulated investment companies, tax-exempt entities, dealers and certain traders in securities, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, persons who hold the securities as a part of a hedging transaction, straddle, conversion or integrated transaction, or U.S. holders (as defined below) who have a “functional currency” other than the U.S. dollar.

In addition, in the case of an Underlying that includes the stock of one or more entities, or a Basket one or more of whose Basket Components includes the stock of one or more entities, we will not attempt to ascertain whether any entity in the Underlying or in a Basket Component would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code or as a “U.S. real property holding corporation” (a “USRPHC”) within the meaning of Section 897 of the Code. If one or more entities in the Underlying or in a Basket Component were so treated, adverse U.S. federal income tax consequences might apply, to a U.S. holder in the case of a PFIC and to a non-U.S. holder in the case of a USRPHC, upon the sale, exchange or retirement of the securities. You should refer to information filed with the SEC or the equivalent government authority by such entities and consult your tax adviser regarding the possible consequences to you if such an entity is or becomes a PFIC or a USRPHC.

Tax Treatment of the Securities

Unless otherwise provided in the relevant pricing supplement, we believe it is reasonable to treat the securities as prepaid financial contracts for U.S. federal income tax purposes, with the consequences described below. Due to the absence of authorities that directly address instruments that are similar to the securities, significant aspects of the U.S. federal income tax consequences of an investment in the securities are uncertain. We do not plan to request a ruling from the IRS, and no assurance can be given that the IRS or a court will agree with the treatment described herein. Accordingly, you should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities (including alternative treatments some of which are discussed below) and with respect to any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussion assumes that the above treatment of the securities will be respected.

Tax Consequences to U.S. Holders

You are a “U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of the securities who is: (i) a citizen or resident of the United States; (ii) a corporation created or organized under the laws of the United States or any political subdivision thereof; or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Unless otherwise provided in the applicable pricing supplement and assuming the treatment of the securities described above is respected, the following are anticipated U.S. federal income tax consequences of the ownership and disposition of the securities under current law.

Tax Treatment Prior to Maturity. You should not recognize taxable income or loss over the term of the securities prior to maturity, other than pursuant to a sale or exchange (including a call), as described below.

Sale, Exchange or Retirement of the Securities. Upon a sale or exchange of the securities prior to their maturity or upon the receipt of the cash payment in retirement of the securities at maturity, you will recognize taxable gain or loss equal to the difference between the amount realized on such sale, exchange or retirement and your tax basis in the securities. Your tax basis in the securities generally should equal the amount you paid to acquire the securities. This gain or loss generally should be capital gain or loss and should be long-term capital gain or loss if you have held the securities for more than one year. The deductibility of capital losses is subject to certain limitations.

Possible Alternative Tax Treatments of an Investment in the Securities. Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. Alternative U.S. federal income tax treatments of the securities are possible that, if applied, could materially and adversely affect the timing and/or character of income or loss with respect to the securities. It is possible, for example, that the securities could be treated as debt instruments issued by us. Under this treatment, securities having a term from issue to maturity (including the last possible date that the securities could be outstanding) exceeding one year would be governed by Treasury regulations relating to the taxation of contingent payment debt instruments. In that event, even if you are a cash-method taxpayer, in each year that you held the securities you would be required to accrue into income “original issue discount” based on our comparable yield for similar non-contingent debt, determined as of the time of issuance of the securities, even though no cash would be received on the securities prior to maturity. In addition, any gain or loss on the sale, exchange or retirement of the securities would generally be treated as ordinary in character. Moreover, if you were to recognize a loss above certain thresholds, you could be required to file a disclosure statement with the IRS.

Alternatively, all or a portion of your gain or loss on the sale or retirement of the securities could be treated as short-term capital gain or loss, without regard to how long you have held the securities. Other treatments also are possible that could materially and adversely affect the timing and/or character of income on the securities. On December 7, 2007, Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the securities. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income that is subject to an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including alternative treatments and the issues presented by this notice.

Tax Consequences to Non-U.S. Holders

The following discussion applies to you only if you are a non-U.S. holder. You are a “non-U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of a security who is: (i) a nonresident alien individual, (ii) a foreign corporation or (iii) a foreign estate or trust. You are not a non-U.S. holder for the purposes of this discussion if you are an individual present in the United States for 183 days or more in the taxable year of sale, exchange or retirement, in which case you should consult your tax adviser.

Sale, Exchange or Retirement of the Securities. Subject to the discussion below regarding backup withholding, under current law, any gain from the sale or exchange of the securities prior to the maturity date or upon the receipt of cash payment in retirement of the securities at maturity should not be subject to U.S. federal withholding or income tax unless such gain is effectively connected with your conduct of a trade or business in the United States, as described below.

Tax Consequences Under Possible Alternative Treatments. If the securities were treated as indebtedness, any income from the securities nonetheless would not be subject to U.S. federal withholding or income tax, provided generally that (i) you certify on IRS Form W-8BEN, under penalties of perjury, that you are not a United States person and otherwise satisfy applicable requirements; and (ii) any income from the securities is not effectively connected with your conduct of a trade or business in the United States.

However, as described above under “—Tax Consequences to U.S. Holders—Possible Alternative Tax Treatments of an Investment in the Securities,” on December 7, 2007, Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the securities. The notice focuses, among other things, on the degree, if any, to which income realized with respect to such instruments by non-U.S. holders should be subject to withholding tax. It is possible that any Treasury regulations or other guidance promulgated after consideration of these issues might require Non-U.S. holders to accrue income, subject to withholding tax, over the term of the securities, possibly on a retroactive basis. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Income Effectively Connected with a Trade or Business in the United States. If you are engaged in a trade or business in the United States, and if income from the securities is effectively connected with your conduct of that trade or business, you generally will be taxed in the same manner as a U.S. holder. In lieu of IRS Form W-8BEN, you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the securities, including the possible imposition of a 30% branch profits tax if you are a corporation.

Backup Withholding and Information Reporting

The cash proceeds received from a sale, exchange or retirement of the securities will be subject to information reporting unless you are an exempt recipient (such as a domestic corporation) and may also be subject to backup withholding at the rate specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer identification number, if you are a U.S. holder) or meet certain other conditions. If you are a non-U.S. holder and you comply with the certification procedures described in the preceding section, you will generally establish an exemption from backup withholding.

Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

USE OF PROCEEDS; HEDGING

Unless otherwise specified in the relevant pricing supplement, the net proceeds we receive from the sale of the securities will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the securities as more particularly described in “Use of Proceeds” in the accompanying prospectus. The original issue price of the securities includes each agent’s commissions (as shown on the cover page of the relevant pricing supplement) paid with respect to the securities which commissions, as to agents affiliated with us, include the reimbursement of certain issuance costs and the estimated cost of hedging our obligations under the securities. The estimated cost of hedging includes the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, the actual cost of such hedging may result in a profit that is more or less than expected, or could result in a loss.

On or prior to the date of the relevant pricing supplement, we, through our affiliates or others, may hedge some or all of our anticipated exposure in connection with the securities by taking short positions in the Underlying or Basket Component, the components underlying the Underlying or Basket Component, or securities whose value is derived from the Underlying or Basket Component or its components. While we cannot predict an outcome, such hedging activity or other hedging or investment activity of ours could potentially decrease the level of the Underlying or Basket as well as the Starting Level, and therefore effectively establish a lower level that the Underlying or Basket must achieve for you to obtain a return on your investment or avoid a loss of your initial investment at maturity. From time to time, prior to maturity of the securities, we may pursue a dynamic hedging strategy which may involve taking short or long positions in the Underlying or Basket Components, the components underlying the Underlying or Basket Component, or securities whose value is derived from the Underlying or Basket Component or its components. Although we have no reason to believe that any of these activities will have a material impact on the level of the Underlying or Basket or the value of the securities, we cannot assure you that these activities will not have such an effect.

We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No security holder shall have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

UNDERWRITING

Under the terms and subject to the conditions contained in the Distribution Agreements to be entered into between Deutsche Bank AG and each of Deutsche Bank Securities Inc. (“DBSI”) and DBTCA as agents and certain other agents that may be party to either Distribution Agreement from time to time (each, an “Agent” and, collectively with DBSI and DBTCA, the “Agents”), each Agent participating in an offering of securities has agreed to purchase, and we have agreed to sell, the face amount of securities set forth on the cover page of the relevant pricing supplement. Each Agent proposes initially to offer the securities directly to the public at the public offering price set forth on the cover page of the relevant pricing supplement. DBSI, DBTCA and other Agents may allow a concession to other dealers as set forth in the relevant pricing supplement, or we may pay other fees, in the amount set forth in the relevant pricing supplement. After the initial offering of the securities, the Agents may vary the offering price and other selling terms from time to time.

We own, directly or indirectly, all of the outstanding equity securities of DBSI and DBTCA. The underwriting arrangements for this offering comply with the requirements of Rule 2720 of the Conduct Rules of FINRA regarding FINRA member firm’s underwriting of securities of an affiliate. In accordance with Rule 2720, no underwriter may make sales in this offering to any discretionary account without the prior approval of the customer.

DBSI or another Agent may act as principal or agent in connection with offers and sales of the securities in the secondary market. Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

In order to facilitate the offering of the securities, DBSI may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, DBSI may sell more securities than it is obligated to purchase in connection with the offering, creating a naked short position in the securities for its own account. DBSI must close out any naked short position by purchasing the securities in the open market. A naked short position is more likely to be created if DBSI is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, DBSI may bid for, and purchase, securities in the open market to stabilize the price of the securities. Any of these activities may raise or maintain the market price of the securities above independent market levels or prevent or retard a decline in the market price of the securities. DBSI is not required to engage in these activities, and may end any of these activities at any time.

To the extent the total aggregate face amount of securities offered pursuant to a pricing supplement is not purchased by investors, one or more of our affiliates may agree to purchase for investment the unsold portion. As a result, upon completion of an offering, our affiliates may own up to approximately 10% of the securities offered in that offering.

No action has been or will be taken by us, DBSI, DBTCA or any dealer that would permit a public offering of the securities or possession or distribution of this product supplement or the accompanying prospectus supplement, prospectus or pricing supplement, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the securities, or distribution of this product supplement or the accompanying prospectus supplement, prospectus or pricing supplement or any other offering material relating to the securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

Each Agent has represented and agreed, and each dealer through which we may offer the securities has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes this product supplement and the accompanying prospectus supplement, prospectus and pricing supplement and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities. We shall not have responsibility for any Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.